As filed with the Securities and Exchange Commission on February 6, 2004.

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

_________________

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

_________________

3M COMPANY
(Exact name of Registrant as specified in its charter)

Delaware	41-0417775
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

3M Center
St. Paul, Minnesota 55144
(651) 733-2204
(Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

_________________

Gregg M. Larson
Assistant General Counsel and Secretary
3M Company
3M Center
St. Paul, Minnesota 55144
(651) 733-2204
(Name, address, including zip code, and telephone number, including area code, of agent for service)

_________________

        Approximate date of commencement of proposed sale to the public:   From time to time after the effective date of this registration statement.

        If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.   ☐

        If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.   ☒

        If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐     ________________

        If this form is a post-effective amendment filed pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐     _________________

        If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.   ☐

_________________

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Number of shares To be Registered	Proposed Maximum Offering Price Per Share (1)	Proposed Maximum Aggregate Offering Price (1)	Amount of Registration Fee

Common Stock, par value	541,581	$78.585	$42,560,143	$5,393
of $0.01 per share

(1)	Estimated in accordance with Rule 457(c) solely for the purposes of calculating the registration fee, based on the average of the high and low sales prices for the common stock reported on the New York Stock Exchange on February 2, 2004.

_________________

        The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. The selling security holders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED FEBRUARY 6, 2004

3M COMPANY
541,581 SHARES
Common Stock

        This prospectus relates to the public offering, which is not being underwritten, of 541,581 shares of our common stock, par value $0.01 per share. Selling stockholders named in this document together with any of their pledgees, donees, transferees or other successors in interest that receive such shares as a gift, partnership distribution or other non-sale related transfer are collectively known as the selling stockholders. Selling stockholders may offer the shares from time to time.

        The prices at which such selling stockholders may sell the shares will be determined by the prevailing market price for the shares or in negotiated transactions. We will not receive any of the proceeds from the sale of the shares.

        We originally issued the shares in connection with an Amended Agreement and Plan of Merger among Steeler Meger Corporation, Steeler Meger LLC, HighJump Software, Inc. and us, dated January 14, 2004. We issued the shares pursuant to an exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), provided under its Section 4(2). We are registering the shares pursuant to the Amended Agreement and Plan of Merger.

        Our common stock is listed on the New York, Chicago, Pacific and Swiss stock exchanges under the symbol “MMM.” On February 2, 2004, the average of the high and low price for the common stock on the New York Stock Exchange was $78.585.

        See “Risk Factors” beginning on page 3 for factors you should consider before buying shares of our common stock.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is ___________, 2004.

        You should rely only on the information contained or incorporated by reference in this prospectus and in any accompanying prospectus supplement. No one has been authorized to provide you with different information.

        You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other that the date on the front of the documents.

        The shares of common stock are not being offered in any jurisdiction where the offer is not permitted.

THE COMPANY

        3M was incorporated in 1929 under the laws of the State of Delaware to continue operations, begun in 1902, of a Minnesota corporation originally named Minnesota Mining and Manufacturing Company. On April 8, 2002, the company’s name was changed to 3M Company. 3M’s principal executive offices are located at 3M Center, St. Paul, Minnesota 55144 (telephone: 651-733-1110).

        3M is a diversified global company with a market presence in health care, safety, electronics, telecommunications, industrial, consumer and office, and other markets. 3M is an integrated enterprise characterized by substantial intercompany cooperation in research, manufacturing and marketing of products. 3M’s business has developed from its research and technology in coating and bonding for coated abrasives, the company’s original product. Coating and bonding is the process of applying one material to another, such as abrasive granules to paper or cloth (coated abrasives), adhesives to a backing (pressure-sensitive tapes), ceramic coating to granular mineral (roofing granules), glass beads to plastic backing (reflective sheeting), and low-tack adhesives to paper (repositionable notes).

        3M is among the leading manufacturers of products for many of the markets it serves. In all cases, 3M products are subject to direct or indirect competition. Most 3M products involve expertise in product development, manufacturing and marketing, and are subject to competition from products manufactured and sold by other technically oriented companies.

        Our strategic business units have been aggregated into seven reportable segments: Industrial Business, Health Care Business, Transportation Business, Display and Graphics Business, Safety, Security and Protection Services Business, Consumer and Office Business, and Electro and Communications Business. These segments bring together common or related 3M technologies, enhancing the development of innovative products and services and providing for efficient sharing of business resources. These segments have worldwide responsibility for virtually all 3M product lines. A few miscellaneous businesses and staff-sponsored products, as well as various corporate assets and corporate overhead expenses, are not assigned to the segments.

FORWARD LOOKING INFORMATION

        All statements included or incorporated by reference in this document, other than statements of historical facts, that address activities, events or developments that we intend, expect, project, believe or anticipate will or may occur in the future are forward looking statements. Such statements are typically characterized by terminology such as “believe,” “anticipate,” “should,” “intend,” “plan,” “will,” “expect,” “estimate,” “project,” “positioned,” “strategy,” and similar expressions. These statements are based on assumptions and assessments made by our management in light of its experience and its perception of historical trends, current conditions, expected future developments and other factors our management believes to be appropriate. These forward looking statements are subject to a number of risks and uncertainties, including those risks described in this prospectus under “Risk Factors,” as well as other factors that our management has not yet identified. Any such forward looking statements are not guarantees of future performance and actual results, developments and business decisions may differ from those contemplated by such forward looking statements. We disclaim any duty to update any forward looking statements.

RISK FACTORS

        An investment in our common stock involves a number of risks, some of which could be substantial and are inherent in our businesses. You should consider the following factors carefully before deciding to purchase shares of our common stock. Additional risks not presently known to 3M or that 3M currently deems immaterial may also impair 3M’s business operations. Actual future results and trends may differ materially from historical results or those anticipated depending on a variety of factors, including, but not limited to, the following:

        3M’s business may be affected by the effects of, and changes in, worldwide economic conditions. 3M operates in more than 60 countries and derives more than half of its revenues from sales outside the United States. 3M’s business may be affected by factors in the United States and other countries that are beyond its control, such as downturns in economic activity in a specific country or region; social, political or labor conditions in a specific country or region; or potential adverse foreign tax consequences.

        Foreign currency exchange rates and fluctuations in those rates may affect 3M’s ability to realize projected growth rates in its sales and net earnings and its results of operations. Because 3M derives more than half of its revenues from sales outside the United States, 3M’s ability to realize projected growth rates in its sales and net earnings and its results of operations could be adversely affected if the United States dollar strengthens significantly against foreign currencies.

        3M’s growth objectives are largely dependent on the timing and market acceptance of its new product offerings, including its ability to renew its pipeline of new products and to bring those products to market. This ability may be adversely affected by difficulties or delays in product development, such as the inability to:

•	identify viable new products;

•	obtain adequate intellectual property protection;

•	gain market acceptance of new products; or

•	Successfully complete clinical trials and obtain regulatory approvals. For example, new 3M pharmaceutical products, like any pharmaceutical under development, face substantial risks and uncertainties in the process of development and regulatory review. There are no guarantees that products will receive regulatory approvals or prove to be commercially successful.

        3M’s future results are subject to fluctuations in the costs of purchased components and materials due to market demand, currency exchange risks, shortages and other factors. 3M depends on various components and materials for the manufacturing of its products. Although 3M has not experienced any difficulty in obtaining components and materials, it is possible that any of its supplier relationships could be terminated in the future. Any sustained interruption in 3M’s receipt of adequate supplies could have a material adverse effect on it. In addition, while 3M has a process to minimize volatility in component and material pricing, no assurance can be given that 3M will be able to successfully manage price fluctuations due to market demand, currency risks, or shortages or that future price fluctuations will not have a material adverse effect on it.

        The possibility that 3M’s acquisitions, divestitures and strategic alliances may not meet sales and/or profit expectations. As part of 3M’s strategy for growth, it has made and may continue to make acquisitions and divestitures and enter into strategic alliances. However, there can be no assurance that any of these will be completed or beneficial to 3M.

        3M’s future results may be affected by various legal and regulatory proceedings, including those involving product liability, antitrust, environmental or other subjects. The outcome of these legal proceedings may differ from 3M’s expectations because the outcomes of litigation, including regulatory matters, are often difficult to predict reliably. Various factors or developments can lead 3M to change current estimates of liabilities and related insurance receivables where applicable, such as a final adverse judgment, significant settlement or changes in applicable law. A future adverse ruling or unfavorable development could result in future charges that could have a material adverse effect on 3M’s consolidated financial position, results of operations or cash flows in any particular period. A specific factor that may influence 3M’s estimate of its future asbestos-related liabilities is the currently pending Congressional consideration of legislation to reform asbestos-related litigation and pertinent information derived from that process.

        For a more detailed discussion of legal proceedings involving 3M, see the discussion of “Legal Proceedings” in Part II, Item 1 of 3M’s Quarterly Report on Form 10-Q for the period ended September 30, 2003, which is incorporated by reference into this prospectus.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

        3M files annual, quarterly and current reports, proxy statements and other information with the SEC. 3M’s SEC filings are available to the public over the Internet at the SEC’s web site at http://www.sec.gov. You may also read and copy any document 3M files with the SEC at its public reference room located at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference facilities. 3M’s SEC filings are also available at the office of the New York Stock Exchange. For further information on obtaining copies of 3M’s public filings at the New York Stock Exchange, you should call (212) 656-5060.

        “Incorporated by reference” into this prospectus is the information in documents that 3M files with the SEC. This means that important information about 3M and 3M common stock is being disclosed to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and you should rely on the information contained in the most recently filed document. The 3M documents incorporated by reference are:

•	annual report on Form 10-K for the fiscal year ended December 31, 2002;

•	quarterly reports on Form 10-Q for the quarters ended March 31, June 30, and September 30, 2003;

•	current reports on Form 8-K dated March 4, March 26, May 23, August 13, and August 21 and December 15, 2003; and

•	description of our common stock contained in our registration statement on Form S-3, filed with the SEC on July 31, 2000 and as amended on August 18, 2000.

All documents filed by 3M with the SEC under Sections 13(a), 13(c), 14, and 15(d) of the Securities Exchange Act of 1934 after the initial filing of the registration statement, or after the date of this registration statement to the date of effectiveness of this registration statement, that contains this prospectus and before the time that our offering is completed (other than current reports furnished under Item 9 and Item 12 of Form 8-K) will also be deemed to be incorporated by reference and will automatically update information in this prospectus.

        You can obtain any of the documents incorporated by reference in this prospectus from the SEC through the SEC’s web site at the address provided above. Documents incorporated by reference are also available from 3M without charge, excluding any exhibits to those documents, unless the exhibit is specifically incorporated by reference as an exhibit in this proxy statement/prospectus. You can obtain these documents without charge by requesting them in writing or by telephone from 3M at the following addresses:

3M Company
3M Center
St. Paul, Minnesota 55144
Attention: Investor Relations
Telephone number: (651) 733-1110

        If you request any incorporated documents from 3M, they will be mailed to you by first class mail, or another equally prompt means, within one business day after receipt of your request.

USE OF PROCEEDS

        All net proceeds from the sale of the common stock covered by this prospectus will go to the selling stockholders who offer and sell their shares. We will not receive any proceeds from the sale of the common stock by the selling stockholders.

PLAN OF DISTRIBUTION

        3M is registering 541,581 shares of our common stock (the “Shares”) on behalf of the selling stockholders who may sell the Shares from time to time. The selling stockholders will act independently of 3M in making decisions with respect to the timing, manner and size of each sale. The sales may be made on one or more exchanges or otherwise, at prices and at terms then prevailing or at prices related to the then current market price, or in negotiated transactions. The selling stockholders may effect such transactions by selling the Shares to or through broker-dealers. The Shares may be sold by one or more of, or a combination of, the following:

•	a block trade in which a broker-dealer will attempt to sell the Shares as agent but may position and resell a portion of the block as principal to facilitate the transaction,

•	purchases by a broker-dealer as principal and resale by such broker-dealer for its account,

•	ordinary brokerage transactions and transactions in which the broker solicits purchasers, and

        When selling the Shares, the selling stockholders may enter into hedging transactions. For example, the selling stockholders may:

•	enter into transactions after the date of this prospectus involving short sales of the Shares by broker-dealers;

•	sell Shares short themselves after the date of this prospectus and deliver the Shares registered hereby to settle such short sales or to close out stock loans incurred in connection with their short positions;

•	enter into option or other types of transactions that require the selling stockholder to deliver Shares to a broker-dealer or other person, who will then resell or transfer the

Shares under this prospectus; or

•	loan or pledge the Shares to a broker-dealer or other person, who may sell the loaned shares or, in the event of default, sell the pledged shares.

        The selling stockholders may negotiate and pay broker-dealers or other persons commissions, discounts or concessions for their services. Broker-dealers or other persons engaged by the selling shareholders may allow other broker-dealers or other persons to participate in resales. However, the selling stockholders and any broker-dealers or such other persons involved in the sale or resale of the Shares may qualify as “underwriters” within the meaning of the Section 2(a)(11) of the Securities Act. In addition, the broker-dealers’ or their affiliates’ commissions, discounts or concessions may qualify as underwriters’ compensation under the Securities Act. If the selling stockholders qualify as “underwriters,” they will be subject to the prospectus delivery requirements of Section 5(b)(2) of the Securities Act.

        In addition to selling their Shares under this prospectus, the selling stockholders may:

•	agree to indemnify any broker-dealer or agent against certain liabilities related to the selling of the Shares, including liabilities arising under the Securities Act;

•	transfer their Shares in other ways not involving market makers or established trading markets, including directly by gift, distribution, or other transfer; or

•	sell their Shares under Rule 144 of the Securities Act rather than under this prospectus, if the transaction meets the requirements of Rule 144.

        The selling stockholders have advised 3M that they have not entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of the Shares and that there is no underwriter or coordinating broker acting in connection with the proposed sale of Shares by selling stockholders.

        The Shares may be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states the Shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

        Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the Shares may not simultaneously engage in market making activities with respect to our common stock for a period of one business day prior to the commencement of such distribution. In addition, each selling stockholder will be subject to applicable provisions of the Exchange Act and the associated rules and regulations under the Exchange Act, including Regulation M, which provisions may limit the timing of purchases and sales of Shares by the selling stockholders. 3M will make copies of this prospectus available to the selling stockholders and has informed them of the need for delivery of copies of this prospectus to purchasers at or prior to the time of any sale of the Shares.

        Additional information related to the selling stockholders and the plan of distribution may be provided in one or more supplemental prospectuses.

        3M will bear all costs, expenses and fees in connection with the registration of the Shares. The selling stockholders will bear all commissions and discounts, if any, attributable to the sales of the Shares.

SELLING STOCKHOLDERS

        The following table sets forth the number of Shares owned by the selling stockholders as of February 5, 2004. In the past three years, none of the selling stockholders has had a material relationship with 3M. No estimate can be given as to the number of Shares that will be held by the selling stockholders after completion of this offering because the selling stockholders may offer all or some of the Shares and because the selling stockholders have advised us that there currently are no agreements, arrangements or understandings with respect to the sale of any of the Shares. The Shares covered by this prospectus may be offered from time to time by the selling stockholders named below.

SELLING STOCKHOLDERS	SHARES BENEFICIALLY OWNED PRIOR TO THE OFFERING (1)	SHARES WHICH MAY BE SOLD PURSUANT TO THIS PROSPECTUS (2)

Stephen R. Berger	74	74

Erin E. Bahr-Kroll	54	54

Joe Blauert	785	785

John N. Capouch	148	148

David K. Cotterman	37	37

Kimberly A. Current	578	578

Robert P. Cushman III	46	46

Thomas Damm	93	93

Duff Davidson	18,871	18,871

DCSI Stock Ownership Trust	100,526	100,526

Michael J. Devine	317	317

Karen Esselman-Batt	68	68

Gemini Investors III, L.P.	187,667	187,667

Terry Groves	131	131

Darin Gunderman	282	282

James L. Hauck	2,163	523

Christopher Heim	18,871	18,871

Robert M. and G. Selena Hiben	1,273	1,273

Robert M. Hiben, Trust Center of America Custodian FBO, IRA	235	235

Randy Allen Hoffman	326	326

Douglas F. Julien	51	51

Steven Kickert	9,057	9,057

Steven Kickert, Dain Rauscher Custodian FBO, IRA	9,813	9,813

Christopher Kosieracki	3,773	3,773

Christopher Kosieracki, Trust Center of America Custodian FBO, IRA	5,660	5,660

Richard A. Kunze	101	101

Jeffrey L. Laurel	50,750	50,750

Laurie McGrath	130	130

Joseph M. McManus	74	74

SELLING STOCKHOLDERS	SHARES BENEFICIALLY OWNED PRIOR TO THE OFFERING (1)	SHARES WHICH MAY BE SOLD PURSUANT TO THIS PROSPECTUS (2)

Chad Miller	19	19

Kevin Nyenhuis	152	152

Janet S. Ostberg	130	130

Barbara J. Pavicic Groven	46	46

Daniel R. Radunz	261	261

Carolina Rayar	43	43

Eric K. Richens	1,373	1,373

Joel Schlachtenhaufen	3,774	3,774

Michael J. Schrader	93	93

Raymond A. Soderberg	3,622	3,622

Starbrook Investments, Inc.	63,849	63,849

Paul K. Steen	654	654

Joel Sternke, Dain Rauscher Custodian FBO, IRA	1,310	1,310

Robert John Stone	134	134

Thomas R. Tolliver	52	52

Carol A. Trusz	4,717	4,717

Gregory A. and Linda R. Twedt, Trustee for the	42,870	42,870
Gregory A. Twedt Revocable Trust U/A

Linda R. and Gregory A. Twedt, Trustee for the	7,893	7,893
Linda R. Twedt Revocable Trust U/A

Michael Uchytil	52	52

Rose Watschke	130	130

James J. Wille	93	93

TOTAL	543,221	541,581

(1)	Represents beneficial ownership of less than one percent of 3M’s outstanding capitalization.

(2)	The registration statement of which this prospectus forms a part also shall cover any additional shares of our common stock which become issuable in connection with the Shares by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of 3M’s outstanding shares of common stock.

LEGAL OPINIONS

        Gregg M. Larson, who is our Assistant General Counsel, or another one of our lawyers, will issue an opinion about the validity of the Shares offered in this prospectus, as well as other relevant legal matters. Mr. Larson beneficially owns, or has options to acquire, a number of shares of our common stock, which represents less than 1% of the total outstanding common stock.

EXPERTS

        The financial statements incorporated in this prospectus by reference to 3M Company’s Current Report on Form 8-K dated May 23, 2003 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of that firm as experts in auditing and accounting.

Independent Accountants

        With respect to the unaudited interim financial information of 3M Company for the three-month periods ended March 31, 2003 and 2002, the three- and six-month periods ended June 30, 2003 and 2002 and the three- and nine-month periods ended September 30, 2003 and 2002, incorporated by reference in this prospectus, PricewaterhouseCoopers LLP have reported that they have applied limited procedures in accordance with professional standards for a review of such information. However, their separate reports dated April 21, 2003, July 21, 2003, and October 20, 2003 incorporated by reference herein, state that they did not audit and they do not express an opinion on that unaudited interim financial information. Accordingly, the degree of reliance on their report on such information should be restricted in light of the limited nature of the review procedures applied.

        PricewaterhouseCoopers LLP is not subject to the liability provisions of Section 11 of the Securities Act of 1933 for their report on the unaudited interim financial information because that report is not a “report” or a “part” of the registration statement prepared or certified by PricewaterhouseCoopers LLP within the meaning of Sections 7 and 11 of the Securities Act.

        We have not authorized any person to make a statement that differs from what is in this prospectus. If any person does make a statement that differs from what is in this prospectus, you should not rely on it. This prospectus is not an offer to sell, nor is it seeking an offer to buy, these securities in any state in which the offer or sale is not permitted. The information in this prospectus is complete and accurate as of its date, but the information may change after that date.

_________________

3M COMPANY

541,581 SHARES
OF COMMON STOCK

PROSPECTUS
___________, 2004

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.   Other Expenses of Issuance and Distribution.

        The following table sets forth the estimated expenses payable by the registrant in connection with the offering described in this registration statement.

SEC registration fee	$5,393
Legal fees and expenses	15,000
Auditors' fees and expenses	10,000
Printing expenses	2,300
Miscellaneous expenses	2,000

TOTAL	$34,693

Item 15.   Indemnification of Directors and Officers.

        Our Certificate of Incorporation eliminates the liability of directors to the fullest extent permitted by the General Corporation Law of the State of Delaware, which currently permits a corporation to eliminate the liability of a director for monetary damages for breach of the duty of care, subject to appropriate stockholder approval. In addition, our Bylaws contain provisions entitling directors, officers, and employees to indemnification to the fullest extent permitted by current Delaware law.

Item 16.   Exhibits.

Exhibit No.	Description
2.1	Amended Agreement and Plan of Merger dated as of January 14, 2004 among 3M Company, Steeler Merger Corporation, Steeler Merger LLC, and HighJump Software, Inc.
5.1	Opinion of Gregg M. Larson, Assistant General Counsel of 3M as to the legality of the securities being registered and consent to the use of the opinion in this registration statement
15	Awareness Letter of PricewaterhouseCoopers LLP (regarding interim financial information)
23.1	Consent of Gregg M. Larson (included in opinion filed as Exhibit 5.1)
23.2	Consent of PricewaterhouseCoopers LLP
24.1	Powers of Attorney

Item 17.   Undertakings.

        (a)  The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement, or the most recent post-effective amendment thereof, which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

        (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of St. Paul, and State of Minnesota, on the 6th day of February, 2004.

3M COMPANY
By:	/s/ Gregg M. Larson

Name:	Gregg M. Larson
Title:	Assistant General Counsel and Secretary

        Pursuant to the requirements of the Securities Act of 1993, as amended, this registration statement has been signed by the following persons in the capacities and on the dates as indicated.

Signature	Title
*	Chairman of the Board, Chief Executive Officer and Director

W. James McNerney, Jr
*	Senior Vice President and Chief Financial Officer
(Principal Financial and Accounting Officer)
Patrick D. Campbell
*	Vice President and Controller

Ronald G. Nelson
*	Director

Linda G. Alvarado
*	Director

Edward A. Brennan
*	Director

Vance D. Coffman
*	Director

Michael L. Eskew
*	Director

Edward M. Liddy
*	Director

Robert S. Morrison
*	Director

Aulana L. Peters

*	Director

Rozanne L. Ridgway
*	Director

Kevin W. Sharer
*	Director

Louis W. Sullivan

*By:	/s/ Gregg M. Larson

Gregg M. Larson Attorney-in-fact Date: February 6, 2004

INDEX TO EXHIBITS

Exhibit No.	Exhibit Title
2.1
Amended Agreement and Plan of Merger dated as of January 14, 2004 among 3M Company, Steeler Merger Corporation, Steeler Merger LLC, and HighJump Software, Inc.

The registrant hereby agrees to furnish supplementally to the Commission upon request a copy of any omitted exhibit or schedule contained in the agreement.
5.1	Opinion of Gregg M. Larson, Assistant General Counsel of 3M as to the legality of the securities being registered and consent to the use of the opinion in this registration statement.
15	Awareness Letter of PricewaterhouseCoopers LLP (regarding interim financial information):
23.1	Consent of Gregg M. Larson (included in opinion filed as Exhibit 5.1)
23.2	Consent of PricewaterhouseCoopers LLP
24.1	Powers of Attorney